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                                                                   EXHIBIT 10.24
                          BENEFITS PROTECTION AGREEMENT



         The Benefits Protection Agreement dated October 22, 1996, by and between U.S. Trust Corporation (the "Corporation"), United States Trust Company
of New York (the "Company") and            (the "Executive") is hereby amended
and restated effective as of June 24, 1997 to read in its entirety as follows:

         WHEREAS, the Board of Directors of the Company and the Board of Directors of the Corporation (the "Boards") recognize that the possibility of a Change in Control (as hereinafter defined) exists and that the threat or the occurrence of a Change in Control can result in significant distraction of the key management personnel of the Company and its affiliates because of the uncertainties inherent in such a situation;

         WHEREAS, the Boards have determined that it is essential and in the best interests of the Company, and the Corporation and its stockholders, for the Company and its affiliates to retain the services of the Executive in the event of a threat or occurrence of a Change in Control and to ensure the Executive's continued dedication and efforts in such event without undue concern for the Executive's personal financial and employment security; and

         WHEREAS, in order to induce the Executive to remain in the employ of the Company or its affiliates, particularly in the event of a threat or the occurrence of a Change in Control, the Company desires to enter into this Agreement with the Executive to provide assurances to the Executive as to the payment of certain benefits to the Executive if a Change in Control should occur, and as to the payment of certain other benefits if the Executive's employment is terminated following a Change in Control.

         NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

         1. TERM OF AGREEMENT. This Agreement shall commence as of October 22, 1996, and shall continue in effect until October 31, 1998 (the "Term"); provided, however, that on November 1, 1997, and on each November 1 thereafter, the Term shall automatically be extended for one (1) year unless the Company shall have given written notice to the Executive at least ninety (90) days prior thereto that the Term shall not be so extended; provided, further, however, that following the occurrence of a Change in Control, the Term shall not expire prior to the expiration of four (4) years after such occurrence.

         2. BENEFITS PAYABLE ON CHANGE IN CONTROL. If (i) a Change in Control (as defined in Section 11(a) hereof) occurs during the Term, (ii) the Executive's employment with the Company and all of its affiliates has not terminated prior to the date on which such Change in Control occurs, and (iii) such Change in Control is not treated as a "Change in Control" for purposes of any Change
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in Control Plan (as defined in Section 11(b) hereof) maintained by the
Corporation or the Company, the Corporation or the Company, as applicable, shall pay to the Executive pursuant to this Agreement each benefit that would have been payable to the Executive under each such Change in Control Plan if the Change in Control (as defined in Section 11(a) hereof) had been treated as a "Change in Control" for purposes of such plan.

         3. BENEFITS PAYABLE ON INVOLUNTARY TERMINATION AFTER CHANGE IN CONTROL. If (i) a Change in Control (as defined in Section 11(a) hereof) occurs during the Term, (ii) the Executive's employment with the Company and all of its affiliates terminates as a result of an Involuntary Termination (as defined in Section 11(c) hereof) within two (2) years following such Change in Control, and
(iii) for purposes of any Change in Control Plan (as defined in Section 11(b) hereof) maintained by the Corporation or the Company, the Boards have directed by resolution that no payments or benefits shall be made or provided under such plan as a result of the occurrence of such Change in Control, then the Corporation or the Company, as applicable, shall pay or provide to the Executive pursuant to this Agreement each benefit that would have been payable or provided to the Executive upon such termination of the Executive's employment under each such Change in Control Plan if the Boards did not so direct.

         4. BENEFITS PAYABLE ON TERMINATION OF RETIREMENT PLAN AFTER CHANGE IN CONTROL. If (i) a Change in Control (as defined in Section 11(a) hereof) occurs during the Term, (ii) the Employees' Retirement Plan of United States Trust Company of New York and Affiliated Companies (the "Retirement Plan") is terminated within four (4) years following such Change in Control, (iii) the Executive's employment with the Company and all of its affiliates had not terminated prior to such Change in Control, and (iv) such Change in Control is not treated as a "Change in Control" for purposes of Section 13.2 of the Retirement Plan, the Company shall pay to the Executive pursuant to this Agreement the increased benefit that would have been payable to the Executive under Section 13.2 of the Retirement Plan as a result of such termination of the Retirement Plan if the Change in Control (as defined in Section 11(a) hereof) had been treated as a "Change in Control" for purposes of Section 13.2 of the Retirement Plan.

         5. TERMINATION BEFORE CHANGE IN CONTROL. If the Executive's employment with the Company and all of its affiliates is terminated by the Company or any affiliate at any time prior to a Change in Control (as defined in Section 11(a) hereof) and the Executive reasonably demonstrates that such termination was at the request of a third party who had indicated an intention or had taken steps reasonably calculated to effect such Change in Control and who effectuated such Change in Control, such termination of the Executive's employment shall be treated, for purposes of this Agreement, as an Involuntary Termination (as defined in Section 11(c) hereof) of the Executive's employment occurring immediately after the Change in Control, and as an "Involuntary Termination" of the Executive's employment occurring immediately after a "Change in Control" as those terms are defined in the applicable Change in Control Plans.

         6. TIME AND MANNER OF PAYMENT. Each benefit payable to the Executive hereunder shall be paid or provided in the same amount, in the same form, and at the same time or for the same


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period, as such benefit would have been paid or provided to the Executive under the terms of the applicable Change in Control Plan if the Change in Control (as defined in Section 11(a) hereof) had been treated as a "Change in Control" for purposes of such plan.

         If any payment to be made to the Executive under this Agreement is or will be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon such payment. The amount of the Gross-Up Payment shall be determined in the same manner, and shall be paid in the same form and at the same time, as provided in the 1990 Change in Control and Severance Policy for Top Tier Officers of United States Trust Company of New York and Affiliated Companies.

         The Corporation or the Company shall deduct from any payment otherwise required to be made to the Executive hereunder all federal, state, local and other taxes required by law to be withheld with respect to such payment.

         7. CORPORATION'S OBLIGATION. The Corporation agrees that it will take such steps as may be necessary to cause the Company to meet each of its obligations to the Executive under this Agreement.

         8. NON-DUPLICATION OF BENEFITS. If the Executive receives a payment under Section 2 hereof with respect to any option held by the Executive under the 1995 Stock Option Plan of U.S. Trust Corporation, the option so held by the Executive shall be treated as cancelled, for purposes of such plan, effective immediately after the Change in Control resulting in such payment. The obligations of the Corporation or the Company to make any other payment under any other Change in Control Plan shall be offset to the extent such payment is made under this Agreement.

         9. SUCCESSORS. This Agreement shall be binding upon the Corporation, the Company, and any assignee or successor corporation or organization resulting from the merger, consolidation or other reorganization thereof or succeeding to substantially all of the assets and business of the Corporation or the Company. The Corporation and the Company agree that they will make appropriate provision for the preservation of the Executive's rights under this Agreement in any agreement or plan that they may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

         10. NON-ASSIGNABILITY. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, [his] [her] beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

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         11. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         (a) "CHANGE IN CONTROL" shall mean that any of the following events has occurred:

                    (i) 20% or more of the common shares of the Corporation has been acquired by any person (as defined by Section 3(a)(9) of the Securities Exchange Act of 1934) other than directly from the Corporation,

                   (ii) there has been a merger or equivalent combination after which 49% or more of the voting shares of the surviving corporation is held by persons other than former shareholders of the Corporation, or

                  (iii) 20% or more of the directors elected by shareholders to the Board of Directors of the Corporation are persons who were not nominated by the Corporation's Board of Directors or by the Executive Committee of the Corporation's Board of Directors in the most recent proxy statement of the Corporation.

         (b) "CHANGE IN CONTROL PLAN" shall mean (i) in the case of the Company, the 1990 Change in Control and Severance Policy for Top Tier Officers of United States Trust Company of New York and Affiliated Companies; and (ii) in the case of the Corporation, the following: the Benefit Equalization Plan of U.S. Trust Corporation, the 1989 Stock Compensation Plan and Predecessor Plans of U.S. Trust Corporation, the 1995 Stock Option Plan of U.S. Trust Corporation, the Executive Incentive Plan of U.S. Trust Corporation, the Executive Deferred Compensation Plan of U.S. Trust Corporation, and the Deferred Restricted Unit Plan of U.S. Trust Corporation. Each plan referred to in (i) and (ii) of the preceding sentence shall mean the plan as in effect on the date of this Agreement, and as amended from time to time thereafter; provided, however, that no such amendment shall be taken into account for purposes of this Agreement to the extent it would result in any reduction of the benefits payable hereunder to the Executive with respect to such plan as in effect prior to such amendment, unless the Executive has consented in writing to such plan amendment.

         (c) "INVOLUNTARY TERMINATION" shall mean the termination of an Executive's employment with the Company and all of its affiliates

                   (i)    by the Company or an affiliate, or

                   (ii)    by the Executive following

                             (A) any reduction in the Executive's base salary,
                       or in the Executive's opportunity to earn an annual bonus in an amount at least equal to the percentage of the Executive's annual base salary that was used to determine the

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                       Executive's target bonus award for the year immediately
                       preceding the year in which a Change in Control occurs,

                             (B) any change, without the Executive's consent, in
                       the location of the Executive's place of employment to a borough other than Manhattan or, if such place of employment is not in Manhattan, to a city other than the city in which the Executive's place of employment is located,

                             (C) any material diminishment of the Executive's
                       responsibilities with respect to the business of the Company or an affiliate, or

                             (D) any other material adverse change in the
                       conditions of the Executive's employment with the Company or an affiliate.

         An Involuntary Termination pursuant to clause (ii) above shall be deemed to occur within two (2) years following a Change in Control if the event described in subclause (A), (B), (C) or (D) that gives rise to such termination occurs within two (2) years following a Change in Control and such termination occurs within six (6) months after such event.

         IN WITNESS WHEREOF, the Corporation and the Company have caused this amended and restated Agreement to be executed by their duly authorized officers and the Executive has executed this amended and restated Agreement as of the day and year first above written.


                                      U.S. TRUST CORPORATION


ATTEST:                               By:  ------------------------------------
                                           H. Marshall Schwarz
------------------------------             Chairman and Chief Executive Officer
         Secretary



                                      UNITES STATES TRUST COMPANY
                                           OF NEW YORK


ATTEST:                               By:  -------------------------------------
                                           H. Marshall Schwarz
------------------------------             Chairman and Chief Executive Officer
         Secretary



                                      ------------------------------------------
                                                  [Name of Executive]

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